As filed with the Securities and
Exchange Commission on June 26, 1997                 Registration No. 333-____
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                           PAUL HARRIS STORES, INC.
            (Exact name of registrant as specified in its charter)

                     INDIANA                            35-0907402
          (State or other jurisdiction               (I.R.S. Employer
        of incorporation or organization)           Identification No.)

     6003 GUION ROAD, INDIANAPOLIS, INDIANA                46254
  (Address of Principal Executive Offices)              (Zip Code)


                           PAUL HARRIS STORES, INC.
                     1996 STOCK OPTION AND INCENTIVE PLAN
                                      and
                           PAUL HARRIS STORES, INC.
                            OUTSIDE DIRECTORS STOCK
                                  OPTION PLAN
                           (Full title of the plans)

                             CHARLOTTE G. FISCHER
                 6003 GUION ROAD, INDIANAPOLIS, INDIANA 46254
                    (Name and address of agent for service)

                                (317) 293-3900
         (Telephone number, including area code, of agent for service)

                                   COPY TO:
                               DAVID C. WORRELL
                                BAKER & DANIELS
                     300 NORTH MERIDIAN STREET, SUITE 2700
                          INDIANAPOLIS, INDIANA 46204
                                (317) 237-0300

                        CALCULATION OF REGISTRATION FEE

Title of                Amount to be            Proposed                Proposed maximum         Amount of
Securities              registered (1)          maximum                 aggregate                registration
to be registered                                offering price          offering                 fee
                                                per share (2)           price (2)
 Common Stock, without         1,100,000              $16.000 (3)            $17,600,000 (3)     $5,333.33 (3)
       par value


(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement, also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the 1996 Stock Option and Incentive Plan and nonqualified stock options granted under the Outside Directors Stock Option Plan are to be offered at not less than the market value on the date options are granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by NASDAQ on June 24, 1997.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

      The Section 10(a) prospectuses for the Paul Harris Stores, Inc. 1996 Stock Option and Incentive Plan and the Paul Harris Stores, Inc. Outside Directors Stock Option Plan are not being filed with the Securities and Exchange Commission as part of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed below are hereby incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 1997;

      (c)   The Registrant's Current Report  on  Form 8-K dated April 11, 1997;
            and

      (d) The description of the Registrant's common stock, without par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A dated September 17, 1992, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock offered hereby then remaining unsold, are deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Reference is made to Article IX of the Company's Amended and Restated Articles of Incorporation filed as Exhibit 4.1 hereto which requires the Company to indemnify every person (and the estate, heirs, personal representatives of such person) against all liabilities and expenses, including, without limitation, fees and disbursements of counsel and judgments, fines or penalties incurred by or awarded against, and amounts paid in settlement by or on behalf of such person, in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding, and all appeals thereof (each, a "Claim"), in which such person may become involved by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust employee benefit plan or other entity;
provided,  however,  that  if  any  such  person  is  not wholly successful  in defending any such claim, he or she shall be indemnified only if it is determined by a court of competent jurisdiction or by the Board of Directors, upon advice of legal counsel, that such person acted in good faith in what he or she reasonably believed to be in the best interest of the Company, or at least not opposed to the Company's interests, and, in addition, with respect to any criminal claim, that such person had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification is in addition to any rights to which any subject person may otherwise be entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.  EXHIBITS.

      The list of Exhibits is incorporated herein by reference to the Index to Exhibits at page 6.

ITEM 9.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of an appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 19, 1997.

                                      PAUL HARRIS STORES, INC.


                                      By:        /S/ CHARLOTTE G. FISCHER
                                           Charlotte G. Fischer
                                           Chairman of the Board, President
                                           and Chief Executive Officer


                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Charlotte G. Fisher and John H. Boyers, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Charlotte
G. Fischer and John H. Boyers, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file same, with exhibits thereto, and other documents in connection therewith.

SIGNATURES                                   CAPACITY                                    DATE
                /S/ CHARLOTTE G. FISCHER     Chairman of the Board                       June 19, 1997
             Charlotte G. Fischer            President and Chief Executive Officer and
                                             Director
                                             (Principal Executive Officer)
                   /S/ JOHN H. BOYERS        Senior Vice President-Finance               June 19, 1997
             John H. Boyers                  and Treasurer
                                             (Principal Financial Officer)
                /S/ KEITH L. HIMMEL, JR.     Vice President-Finance, Controller and      June 19, 1997
             Keith L. Himmel, Jr.            Corporate Secretary
                                             (Principal Accounting Officer)
             /S/ RICHARD A. FEINBERG, PH.D.  Director                                    June 19, 1997
             Richard A. Feinberg, Ph.D.
                     /S/ RUDY GREER          Director                                    June 19, 1997
             Rudy Greer
                   /S/ ROBERT I. LOGAN       Director                                    June 19, 1997
             Robert I. Logan
                   /S/ JAMES T. MORRIS       Director                                    June 19, 1997
             James T. Morris
                     /S/ GERALD PAUL         Director                                    June 19, 1997
             Gerald Paul
                      /S/ JOHN RAU           Director                                    June 19, 1997
             John Rau
                  /S/ SALLY M. TASSANI       Director                                    June 19, 1997
             Sally M. Tassani

                               INDEX TO EXHIBITS

                                                            DESCRIPTION OF EXHIBIT
            Exhibit
              NO.
4.1                            Amended and Restated Articles of Incorporation of the Registrant and related amendments.  (The copy of this exhibit filed as exhibits 4(a)(i) thru (iii) to the Company's Current Report on Form 8-K dated April 11, 1997 is incorporated by reference.)
4.2                            Restated By-Laws of the Registrant, as amended to date. (The copy of this exhibit filed as exhibit 3(b) to the Company's Annual Report on Form 10-K for fiscal year ended February 1, 1997 is incorporated by reference.)
4.3                            1996 Stock Option and Incentive Plan, as amended.
4.4                            Outside Directors Stock Option Plan.
5.                             Option of Baker & Daniels regarding legality of the securities being registered.
23.1                           Consent of Price Waterhouse LLP.
23.2                           Consent of Baker & Daniels (included in the Banker & Daniels Opinion Filed as
                               Exhibit 5).
24                             Powers of Attorney (included on the Signature Page of the Registration
                               Statement).